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                                                                     EXHIBIT 4.4


                                 PINEMONT BANK
                 INCENTIVE AND NONQUALIFIED STOCK OPTION PLAN
      (AS ASSUMED BY SOUTHWEST BANCORPORATION OF TEXAS, INC., EFFECTIVE
                                AUGUST 1, 1997)


     1. Objectives. The Pinemont Bank Incentive and Nonqualified Stock Option Plan (the "Plan") is designed to retain selected employees of Pinemont Bank and reward them for making significant contributions to the success of the Bank. These objectives are to be accomplished by making awards under the Plan and thereby providing Participants with a proprietary interest in the growth and performance of the Bank. It is intended that the stock options awarded pursuant to this Plan shall constitute either incentive stock options within the meaning of Section 422 of the Code or nonqualified stock options within the meaning of
Section 83 of the Code.

     2. Definitions. As used herein, the terms set forth below shall have the following respective meanings:

     "Affiliate" means any Parent or Subsidiary of the Bank.

     "Award" means the grant of an Incentive Option or a Nonqualified Option to a Participant subject to any applicable terms, conditions and limitations as the Committee may establish in order to fulfill the objectives of the Plan.

     "Award Agreement" means a written agreement between the Bank and a Participant that sets forth the terms, conditions and limitations applicable to an Award.

     "Bank" means Pinemont Bank, a Texas banking corporation, and any successor thereto.

     "Board" means the Board of Directors of the Bank.

     "Capital Stock" means shares of Capital Stock, of $0.667 each, of the Bank.

     "Cause" means the Participant has engaged in fraudulent activity regarding the Bank or has been convicted of a felony involving the Bank and such activity or felony has caused a materially adverse economic impact on the Bank.

     "Change of Control" means (a) the Bank (or a Parent, if any, of the Bank) is a party to an acquisition transaction (including a merger) with another corporation and, immediately following the acquisition transaction, less than 50% of the combined voting power of the then outstanding securities of the other corporation (or the successor entity, if a merger) is beneficially owned directly or indirectly by persons who owned Capital Stock (or securities of the Parent, if applicable) immediately prior to the acquisition transaction ("Acquisition Transaction") or (b) for any reason other than an Acquisition Transaction, any "person," including a "group" as determined in accordance with
Section 13(d)(3) of the Exchange Act (i) becomes the beneficial owner, directly or indirectly, of securities representing 50% or more of the combined voting power of the Bank's then outstanding securities (or securities of the Parent, if any, of the Bank) or (ii) becomes, during any consecutive 12-month period, the beneficial owner, directly or indirectly, of securities representing 30% or more
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of the combined voting power of the Bank's then outstanding securities (or securities of such Parent), excluding the securities held at the commencement of the 12-month period.

     "Code" means the Internal Revenue Code of 1986, as amended from time to time.

     "Committee" means such committee of the Board as is designated by the Board to administer the Plan. At all times after the date, if any, on which the Bank first registers the Capital Stock under Section 12 of the Exchange Act, the membership of the Committee shall comply with the requirements of Rule 16b-3.

     "Disability" means a disability that entitles the Participant to benefits under any long-term disability plan sponsored by the Bank or its Affiliates.

     "Effective Date" means the date this Plan was approved by the shareholders of the Bank (i.e., September 20, 1994).

     "Employment" means employment with the Bank or any Affiliate, and shall not be interrupted by a Participant's transfer of employment from the Bank or a Parent or Subsidiary of the Bank, from a Parent or Subsidiary of the Bank to the Bank, or between a Parent or Subsidiary of the Bank.

     "Exchange Act" means the Securities Exchange Act of 1934, as amended from time to time.

     "Fair Market Value" means, as of a particular date, (a) if the shares of Capital Stock are listed on a national securities exchange, the mean between the highest and lowest sales price per share of Capital Stock on the consolidated transaction reporting system for the principal such national securities exchange on that date, or, if there shall have been no such sale so reported on that date, on the last preceding date on which such a sale was so reported, (b) if the shares of Capital Stock are not so listed but are quoted on the NASDAQ National Market, the mean between the highest and lowest sales price per share of Capital Stock on the NASDAQ National Market on that date, or, if there shall have been no such sale so reported on that date, on the last preceding date on which such a sale was so reported, (c) if the Capital Stock is not so listed or quoted, the mean between the closing bid and asked price on that date, or, if there was no quotations available for such date, on the last preceding date on which such quotations shall be available, as reported by NASDAQ, or, if not reported by NASDAQ, by the National Quotation Bureau, Inc. or (d) if none of the above is applicable, such amount as may be determined by the Board, in good faith, to be the fair market value per share of Capital Stock. Any good faith determination of the fair market value of Capital Stock for purposes of determining (i) the exercise price per share under an Award as described in
Section 11 and (ii) the $100,000 limit on Awards as described in Section 6 shall be made without regard to any restriction other than a restriction which, by its terms, will never lapse.

     "Grant Date" means the date an Award is made to a Participant hereunder.

     "Hire Date" means the date that a Participant commenced the period of Employment during which an Award is granted.

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     "Incentive Option" means an incentive stock option within the meaning of
Section 422 of the Code.

     "Initial Awards" means all Awards granted in 1994.

     "Nonqualified Option" means a nonqualified stock option within the meaning of Section 83 of the Code.

     "Parent" means any parent corporation of the Bank within the meaning of
Section 424(e) of the Code or any successor provision thereto.

     "Participant" means an employee of the Bank or any of its Affiliates to whom an Award has been made under this Plan.

     "Plan" means the Pinemont Bank Incentive and Nonqualified Stock Option Plan, as set forth herein and as hereafter amended.

     "Rule 16b-3" means Rule 16b-3 promulgated under the Exchange Act, or any successor rule.

     "Subsidiary" means any subsidiary corporation of the Bank within the meaning of Section 424(f) of the Code or any successor provision thereto.

     3. Eligibility. Only key executives of the Bank and its Affiliates are eligible for Awards under this Plan, as determined in the sole discretion of the Committee. The Committee shall select the Participants in the Plan from time to time by the grant of Awards under the Plan.

     4. Capital Stock Available for Awards. There shall be available for Awards granted during the term of this Plan an aggregate of 305,000 shares of Capital Stock [190,625 shares of Common Stock, $1.00 par value, of Southwest Bancorporation of Texas, Inc.], subject to adjustment as provided in Section 15. Any shares subject to the Plan that may remain unsold and that are not subject to Awards at the termination of the Plan, shall cease to be reserved for the purpose of the Plan but, until termination of the Plan, the Bank shall at all times reserve a sufficient number of shares to meet the requirements of the Plan. Capital Stock related to Awards that are forfeited or terminated, expire unexercised, are settled in cash in lieu of Capital Stock or in a manner such that all or some of the shares covered by an Award are not issued to a Participant, shall immediately become available for Awards hereunder. The Committee may from time to time adopt and observe such procedures concerning the counting of shares against the Plan maximum as it may deed appropriate under Rule 16b-3.

     The Board and the appropriate officers of the Bank shall from time to time take whatever actions are necessary to file required documents with governmental authorities and stock exchanges and transaction reporting systems to make shares of Capital Stock available for issuance pursuant to Awards.

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     5.  Administration.  This Plan shall be administered by the Committee, which shall have full and exclusive power to interpret this Plan and to adopt such rules, regulations and guidelines for carrying out this Plan as it may deem necessary or proper, all of which powers shall be exercised in the best interest of the Bank and in keeping with the objectives of this Plan. The Committee may correct any defect or supply any omission or reconcile any inconsistency in this Plan or in any Award in the manner and to the extent the Committee deems necessary or desirable to carry it into effect. Any decision of the Committee in the interpretation and administration of this Plan shall lie within its sole and absolute discretion and shall be final, conclusive and binding on all parties concerned. No member of the Committee shall be liable for anything done or omitted to be done by him or her, by any member of the Committee or by any officer of the Bank in connection with the performance of any duties under this Plan, except for his or her own willful misconduct or as expressly provided by statute.

     A majority of the members of the Committee shall constitute a quorum for the transaction of business. All action taken by the Committee at a meeting shall be by the vote of a majority of those present at such meeting, but any action may be taken by the Committee without a meeting, but any action may be taken by the Committee without a meeting upon written consent signed by all of the members of the Committee. No member of the Committee shall have any right to vote or decide upon any matter relating solely to himself under the Plan or to vote in any case in which his individual right to claim any benefit under the Plan is particularly involved. In any case in which a Committee member is so disqualified to act, the remaining members shall decide the matter in which he is disqualified.

     6. Awards. The granting of Awards under this Plan shall be entirely discretionary and nothing in this Plan shall be deemed to give any employee of the Bank or its Affiliates any right to participate in this Plan or to be granted an Award. Each Award made hereunder shall be embodied in an Award Agreement, which shall grant the Participant an Incentive Option to purchase Capital Stock on such terms, conditions and limitations as shall determined by the Committee in its sole discretion, consistent with the provisions of the Plan, and shall be signed by the Participant and by the Chairman, Vice Chairman or Executive Vice President or Senior Vice President of the Bank for and on behalf of the Bank.

     Notwithstanding anything herein to the contrary, no Participant may be granted an Incentive Option if, upon the grant of the Incentive Option the aggregate Fair Market Value (determined as of the date the Incentive Option is granted) of the Capital Stock with respect to which all incentive stock options (including Incentive Options hereunder) are exercisable for the first time by the Participant during the calendar year (under all plans of the Bank and any Affiliate) would exceed $100,000; provided such limitation amount shall increase to the maximum amount permitted by Section 422(d) of the Code if the limitation pursuant to such section is increased.

     No Award can be granted under the Plan on or after the tenth anniversary of the Effective Date of the Plan.

     7.  [DELETED].

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     8.  Termination of Awards.  Each Award under the Plan shall terminate and be of no force or effect with respect to any shares not previously purchased upon the first to occur of (i) the tenth anniversary of the Grant Date, (ii) with respect to the vested portion of an Award, the expiration of 90 days following the Participant's termination of Employment for reasons other than death or Disability or termination for Cause, (iii) with respect to the unvested portion of an Award, the date of the Participant's termination of Employment for reasons other than death or Disability, (iv) the first anniversary of the Participant's termination of employment by reason of death or Disability or (v) with respect to the vested portion of the Award, the date of the Participant's termination of employment for Cause.

     9.  Vesting of Awards.

     (a) Each Award granted pursuant to this Plan shall become vested and exercisable in accordance with the following schedule ("Vesting Schedule") with respect to a percentage of the shares of Capital Stock subject to the Award on
(i) each of the first through fifth anniversaries of a Participant's Hire Date for Initial Awards and (ii) each of the first through fifth anniversaries of the date specified by the Committee for all other Options (which may be the Participant's Hire Date, the Grant Date, or such other date as the Committee determines appropriate); provided, that the Committee may modify the Vesting Schedule to take into account the limitation in Section 6 and other special situations. The Participant must be in continuous Employment from the Grant Date through the date of the applicable anniversary in order for the Award to vest and become exercisable with respect to additional shares of Capital Stock on such anniversary.

                 Anniversary                        Percentage to Vest
                 -----------                        -------------------
                   First                                     10%
                   Second                                    15%
                   Third                                     20%
                   Fourth                                    25%
                   Fifth                                     30%

The vesting and exercisability of an Award with respect to shares of Capital Stock shall be cumulative so that when an Award has become vested and exercisable with respect to the number of shares thereunder, such shares or any part thereof may be purchased at any time thereafter until the expiration or termination of the Award. In the event of termination of Employment for any reason other than death or Disability, an Award may be exercised only with respect to the number of shares as to which the Award was vested and exercisable at the time of such termination.

      (b) In the event of a Change of Control or the Participant's death or Disability occurring after the Grant Date of an Award and while the Participant is in Employment, the Award shall fully vest and become fully exercisable, irrespective of the limitations set forth in subparagraph (a) above, effective as of the date of the Change of Control (or, with respect to an Acquisition Transaction, immediately prior to the Change of Control) or the Participant's death or Disability, provided that the Participant has been in continuous Employment since the Grant Date.

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        10. Parachute Payment Limitation. Notwithstanding the provisions of
Section 9(b) or Section 15 of this Plan, the aggregate present value of all parachute payments payable to or for the benefit of a Participant in the Plan, whether payable pursuant to this Plan or otherwise, shall be limited to three times the Participant's base amount less one dollar and, to the extent necessary, the vesting and exercisability of an unmatured Award shall be reduced by the Committee in order that this limitation not be exceeded. For purposes of this Section 10, the terms parachute payment, base amount and present value shall have the meanings assigned thereto under Section 280G of the Code. It is the intention of this Section 10 to avoid excise taxes on the Participant under
Section 4999 of the Code or the disallowance of a deduction to the Bank pursuant to Section 280G of the Code.

        11. Stock Option Exercise. The purchase price of each share of Capital stock subject to an Award shall be (i) 100% of the Fair Market Value of such share on the Grant Date of an Incentive Option and (ii) the price set by the Committee as of the Grant Date of a Nonqualified Option. The price at which shares of Capital Stock may be purchased under an Incentive Option or a Nonqualified Option shall be paid in full at the time of exercise in cash or Capital Stock.

        12. Tax Withholding. The Committee may make such provisions as it may deem appropriate for the withholding of any taxes which it determines is required in connection with any Awards granted under the Plan.

        13. Assignability. Unless otherwise determined by the Committee and provided in the Award Agreement, no Award or any other benefit under this Plan shall be assignable or otherwise transferable except by will or the laws of descent and distribution and an Award shall be exercisable during the Participant's lifetime only by the Participant. The Committee may prescribe and include in applicable Award Agreements other restrictions on transfer. Any attempted assignment of an Award or any other benefit under this Plan in violation of this Section 13 shall be null and void.

        14. Plan have been registered under the Securities Act of 1933, as amended, or the Bank has determined that such registration is unnecessary, each person exercising an Award under the Plan may be required by the Bank to give a representation in writing that he is acquiring such shares for his own account for investment and not with a view to, or for sale in connection with, the distribution of any part thereof.

        15.  Adjustments.

             (a) The existence of outstanding Awards shall not affect in any manner the right or power of the Bank or its shareholders to make or authorize any or all adjustments, recapitalizations, reorganizations or other changes in the capital stock of the Bank or its business or any merger or consolidation of the Bank, or any issue of bonds, debentures, preferred or prior preference stock (whether or not such issue is prior to, on a parity with or junior to the Capital Stock) or the dissolution or liquidation of the Bank, or any sale or transfer of all or any part of its assets or business, or any other corporate act or proceeding of any kind, whether or not of a character similar to that of the acts or proceedings enumerated above.

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        (b) In the event of any subdivision or consolidation of outstanding shares of Capital Stock or declaration of a dividend payable in shares of Capital Stock or capital reorganization or reclassification or other transaction involving an increase or reduction in the number of outstanding shares of Capital Stock, the Committee may adjust proportionately (a) the number of shares of Capital Stock reserved under this Plan and covered by outstanding Awards; (b) the exercise or other price in respect of such Awards; and (c) the appropriate Fair Market Value and other price determinations for such Awards. In the event of any consolidation or merger of the Bank with another corporation or entity or the adoption by the Bank of a plan of exchange affecting the Capital Stock or any distribution to holders of Capital Stock of securities or property (other than normal cash dividends), the Committee shall make such adjustments or other provisions as it may deem equitable, including adjustments to avoid fractional shares, to give proper effect to such event. Except as otherwise provided in
Section 15(c), in the event of a corporate merger, consolidation, acquisition of property or stock, separation, reorganization or liquidation, the Committee shall be authorized, in its discretion, (i) to issue or assume Awards, regardless of whether in a transaction to which Section 424(a) of the Code applies, by means of substitution of new Awards for previously issued and outstanding Awards or an assumption of previously issued and outstanding Awards,
(ii) to make provision, prior to the transaction, for the acceleration of the vesting and exercisability of, or lapse of restrictions with respect to, Awards and the termination of Awards that remain unexercised at the time of such transaction or (iii) to provide for the acceleration of the vesting and exercisability of the Awards and the cancellation thereof in exchange for such payment as shall be mutually agreeable to the Participant and the Committee; provided, however, that the foregoing shall not give the Committee any authority to affect the acceleration of vesting and exercisability of an Award under
Section 9(b).

        (c) In the event a holding company is formed to hold the Capital Stock, a new Award Agreement shall be substituted for each Award Agreement then outstanding under the Plan. Each new Award Agreement shall provide for the option to buy a number of shares of stock of the holding company representing the number and type of shares of holding company stock that would have been offered to the Participant in exchange for the shares of Capital Stock then covered by the original Award Agreement had those shares previously been purchased by the Participant, provided that the new Award shall be adjusted in a manner that complies with Section 424 of the Code and the Treasury Regulations thereunder.

        16. Restrictions. No Capital Stock or other form of payment shall be issued with respect to any Award unless the Bank shall be satisfied based on the advice of its counsel that such issuance will be in compliance with applicable federal and state securities laws. It is the intent of the Bank (a) that this Plan comply with Rule 16b-3 at all times after the date, if any, on which the Bank first registers the Capital Stock under Section 12 of the Exchange Act, with respect to persons subject to Section 16 of the Exchange Act unless otherwise provided herein or in an Award Agreement, (b) that any ambiguities or inconsistencies in the construction of this plan be interpreted to give effect to such intention and (c) that, if any provision of this Plan is thereafter found not to be in compliance with Rule 16b-3, such provision shall be null and void to the extent required to permit this Plan to comply with Rule 16b-3. Certificates evidencing shares of Capital Stock delivered under this Plan may be subject to such stop transfer orders and other restrictions as the Committee may deem advisable under the rules, regulations and other requirements of the Securities and Exchange Commission, any securities or transaction reporting system upon which the Capital Stock is then listed and any

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applicable federal and state securities law. The committee may cause a legend or legends to be placed upon any such certificates to make appropriate reference to such restrictions.

        17. Unfunded Plan. Insofar as it provides for Awards of Capital Stock or rights thereto, this Plan shall be unfunded. Although bookkeeping accounts may be established with respect to Participants who are entitled to Capital Stock or rights thereto under this Plan, any such accounts shall be used merely as a bookkeeping convenience. The Bank shall not be required to segregate any assets that may at any time be represented by Capital Stock or rights thereto, nor shall this Plan be construed as providing for such segregation, nor shall the Bank, the Board or the Committee be deemed to be a trustee of any Capital Stock or rights thereto to be granted under this Plan. Any liability or obligation of the Bank to any Participant with respect to a grant of Capital Stock or rights thereto under this Plan shall be based solely upon any contractual obligations that may be created by this Plan and any Award Agreement, and no such liability or obligation of the Bank shall be deemed to be secured by any pledge or other encumbrance on any property of the Bank. None of the Bank, the Board or the Committee shall be required to give any security or bond for the performance of any obligation that may be created by this Plan.

        18. Amendment, Modification, Suspension or Termination. The Board may amend, modify, suspend or terminate this Plan for the purpose of meeting or addressing any changes in legal requirements or for any other purpose permitted by law except that (a) no amendment or alteration that would impair the rights of any Participant under any Award previously granted to such Participant shall be made without such Participant's consent and (b) no amendment or alteration shall be effective prior to approval by the Bank's shareholders to the extent such approval is then required pursuant to Rule 16b-3 in order to preserve the applicability of any exemption provided by such rule to any Award then outstanding (unless the holder of such Award consents) or to the extent shareholder approval is otherwise required by applicable legal requirements. Notwithstanding the foregoing, no amendment or modification shall be made, without the approval of the shareholders of the Bank, which would:

            (i) Increase the total number of shares reserved for the purposes of the Plan under Section 4 or decrease the Award exercise price provided for in Section 11, except as provided in Section 15;

           (ii) Extend the duration of an Award provided for in Section 8;

          (iii) Materially increase the benefits accruing to participants under the Plan; or

          (iv) Materially modify the requirements as to eligibility for participation in the Plan.

        19. No Employment Guaranteed. No provision of this Plan or any Award Agreement hereunder shall confer any right upon any employee to continued employment with the Bank.

        20. Rights as Shareholder. A Participant shall have no rights as a holder of Capital Stock of the Bank with respect to Awards granted hereunder, unless and until certificates for shares of Capital Stock are issued to such Participant.

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        21. Governing Law. This Plan and all determinations made and actions taken pursuant hereto, to the extent not otherwise governed by mandatory provisions of the Code or the securities laws of the United States, shall be governed by and construed in accordance with the laws of the State of Texas.

        22. Effective Date of Plan. This Plan as amended and restated shall be effective as of the date it is approved by the holders of two-thirds of the Capital Stock of the Bank at a meeting of the Bank's shareholders.

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